EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Annual Report on Form 10-K/A of Breeze-Eastern Corporation (the “Company”) for the year ended March 31, 2011, filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies that, to his knowledge:
     (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and
     (ii) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2011	/s/ D. Michael Harlan Jr.
D. Michael Harlan, Jr.
President & Chief Executive Officer

Date: July 29, 2011	/s/ Mark D. Mishler
Mark D. Mishler
Chief Financial Officer